Exhibit 99
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           RED HAT, INC. TO ACQUIRE EMBEDDED LINUX DEVELOPER WIRESPEED


Expands Red Hat's Unmatched Custom Development and Consulting Expertise

         Research Triangle Park, N.C., June 14, 2000. Red Hat, Inc. (NASDAQ:RHAT), the leader in open source Internet infrastructure solutions, announced today that it has signed a definitive agreement to purchase privately-held WireSpeed Communications Corporation. Under the terms of the agreement, Red Hat will issue 1,531,232 shares of Red Hat common stock in exchange for all of the outstanding securities of Huntsville, Alabama-based WireSpeed. Red Hat may issue additional shares based upon the future performance of WireSpeed. The transaction will be valued based on an average closing price of Red Hat's common shares for the five-day period ended June 15, 2000. The acquisition will be accounted for as a purchase and is expected to be completed by July 31, 2000, subject to customary closing conditions.

         International Data Corp. (IDC) research predicts that by 2002, there will be more than 55 million handheld and notebook-style information appliance devices and that by 2005, shipments of these appliances will exceed shipments of PCs. Connecting these devices to the Internet and private networks will be essential. WireSpeed is a leading developer of network and telecommunications components for embedded systems software. WireSpeed's clients include semiconductor, Internet device and industrial control leaders, including companies like Hewlett-Packard, Interphase, NETsilicon, STMicroelectronics and Time Domain Corporation. WireSpeed will become part of Red Hat's Client Services Group--the industry's largest source of custom Open Source development expertise in embedded, networked and post-PC devices.

         "The addition of WireSpeed's embedded development expertise helps Red Hat continue to meet the tremendous demand for embedded development," said Matthew Szulik, president and CEO of Red Hat, Inc. Wirespeed's expertise in telecommunications and networking for embedded systems also strengthens Red Hat's position as the technology and market leader for Open Source Internet Infrastructure solutions ranging from powerful servers to the smallest embedded devices."

         In January, 2000, Red Hat acquired Cygnus Solutions, Inc., a top provider of Open Source software, development tools, engineering services and developer support for a variety of desktops, client/server systems, real-time operating systems (RTOS) and embedded, post-PC platforms. Red Hat's Client Services Group provides custom engineering services to top companies worldwide, helping them quickly create and deploy next-generation Internet infrastructure solutions, including appliances, handhelds and other post-PC and deeply embedded devices. With the addition of Cygnus and WireSpeed, Red Hat's Client Services Group now delivers more than 100 next-generation software developers.

         "Red Hat has a tremendous vision, expertise and market lead in creating a whole new generation of powerful, reliable devices running Open Source solutions," said Andrew Bailey, President of WireSpeed. "The combination of WireSpeed and Red Hat will help companies bring a new paradigm of post-PC, Open Source computing to market more quickly."

Open Source Momentum

         International Data Corp. (IDC) research states that paid Linux shipments grew faster than any other server operating system over the past two years, and their preliminary figures for 1999 show Linux shipments hold 24.6 percent of the server operating system market, up from 15.8 in 1998. IDC also states that Red Hat Linux is by far the most popular distribution, preferred by
68.7 percent of U.S. Linux users. Research firm Netcraft, Inc. (www.netcraft.com), states that as of May 2000, 36 percent of all public Web sites run on Linux-based operating systems, making Linux the most popular choice for deploying public Web sites. Red Hat's numerous alliances with industry leaders and the demand for Linux-based applications has created open source support from many of the industry's leading software and hardware manufacturers, including Compaq, Computer Associates, Dell, Hewlett-Packard, IBM, Intel, Netscape, Novell, Oracle and SAP.

About WireSpeed

         WireSpeed is a leading developer of communications software for embedded systems. Harnessing the power of Linux, WireSpeed's customized solutions act as a catalyst for expediting the growth and innovation of next-generation Linux-based networked products. WireSpeed's expertise complements existing in-house resources and allows companies to focus on core competencies, accelerating time-to-market and reducing development costs. WireSpeed ports Linux to various architectures (traditional microprocessor and DSP) and crafts network drivers to get customer devices connected to ATM, xDSL, Ethernet, or analog networks. WireSpeed provides solutions for many industry leaders in the semiconductor, Internet device and industrial control markets.

About Red Hat, Inc.

         Founded in 1994, Red Hat (Nasdaq:RHAT) is the leading provider of open source Internet infrastructure solutions, ranging from small embedded devices to high availability clusters and Web serving. Red Hat applies its technological leadership to create open source solutions for Internet infrastructure and post-PC environments, offers services backed by the best understanding of open source and the most comprehensive resources, delivers the brand of a widely trusted open source leader and corporate partner, and persists in an indelible commitment to the virtues of open source to lead a revolution in the computing industry.

         Red Hat is based in Research Triangle Park, N.C. and has offices worldwide. Visit Red Hat on the Web at www.redhat.com. For investor inquiries, contact Lippert/Heilshorn at (212) 838-3777.

Forward-Looking Statements

         Forward-looking statements in this press release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release that are not strictly historical statements, including, without limitation, management's plans and objectives for future operations and management's assessment of market factors, constitute forward-looking statements which involve risks and uncertainties. These risks and uncertainties include, without limitation, product plans and performance, the ability to continue to develop the Linux kernel and other software, reliance upon strategic relationships, Red Hat's dependence upon an open source business model, reliance upon independent third-party Linux developers, management of growth, expansion of Red Hat's business focus and operations, the possibility of undetected software errors, the enforceability of the GNU General Public License and other licenses under which Red Hat's products are developed and licensed, the scarcity of Linux-based applications, the risks of economic downturns generally, and in Red Hat's industry specifically, the risks associated with competition and competitive pricing pressures, the viability of the Internet, and other risks detailed in Red Hat's filings with the Securities and Exchange Commission, copies of which may be accessed through the SEC's Web site at http://www.sec.gov.

         LINUX is a trademark of Linus Torvalds. RED HAT is a registered trademark of Red Hat, Inc. All other names and trademarks are the property of their respective owners.

CONTACTS:

Media:                                        Investors:

Melissa London, 919/547-0012                  Hal Covert, 919/547-0012
Red Hat, Inc.                                 Chief Financial Officer
melissa@redhat.com                            Red Hat, Inc.hcovert@redhat.com

Peter Gorman or Bryan Scanlon                 Lippert/Heilshorn & Associates
Schwartz Communications for Red Hat           John Heilshorn or Jody Burfening
781/684-0770                                  212/838-3777
redhat@schwartz-pr.com                        john@lhai.com
                                              jody@lhai.com
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